EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements and in their related prospectuses of Capital Automotive REIT, as listed below, of our report dated February 11, 2004, with respect to the 2003 and 2002 consolidated financial statements and schedule of Capital Automotive REIT included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration
Statement
Number	Form	Description
333-107503	Form S-3	Registration of 869,167 Common Shares to be sold by shareholders of the Company
333-106445	Form S-3	Registration of up to $500,000,000 of Common Shares, Preferred Shares, Depositary Shares, Warrants, Debt Securities and Guarantees of Debt Securities to be issued by the Company
333-34186	Form S-3	Registration of 2,000,000 Common Shares to be issued by the Company in connection with its Dividend Reinvestment and Share Purchase Plan
333-42610	Form S-3	Registration of 596,421 Common Shares to be sold by shareholders of the Company
333-53976	Form S-3	Registration of 1,149,369 Common Shares to be sold by shareholders of the Company
333-73181	Form S-3	Registration of up to $200,000,000 of Common Shares, Preferred Shares, Debt Securities and Warrants to be issued by the Company
333-73183	Form S-3	Registration of 4,961,392 Common Shares to be sold by shareholders of the Company
333-78233	Form S-3	Registration of 796,135 Common Shares to be sold by shareholders of the Company
333-78215	Form S-8	Registration of 3,771,344 Common Shares to be issued by the Company in connection with the Capital Automotive Group 1998 Equity Incentive Plan, as amended
333-78235	Form S-3	Registration of 1,792,115 Common Shares to be sold by shareholders of the Company
333-80257	Form S-3	Registration of 541,325 Common Shares to be sold by shareholders of the Company
333-81136	Form S-3	Registration of 36,540 Common Shares to be sold by shareholders of the Company
333-94943	Form S-3	Registration of 266,861 Common Shares to be sold by shareholders of the Company
333-97409	Form S-3	Registration of 122,411 Common Shares to be sold by shareholders of the Company
333-101882	Form S-8	Registration of 1,300,000 Common Shares to be issued by the Company in connection with the Second Amended and Restated Capital Automotive Group 1998 Equity Incentive Plan

/s/ Ernst & Young LLP

McLean, VA
March 10, 2004